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                                                                   EXHIBIT 10.25


                         HARVEST NATURAL RESOURCES, INC.

                       2004 LONG TERM STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


         Agreement made at Houston, Texas, USA, as of September 15, 2005, by and between HARVEST NATURAL RESOURCES, INC. (the "Company") and James A. Edmiston III (the "Optionee").

         It is hereby agreed as follows:

    1.   Grant of Option; Consideration. The Company hereby grants, pursuant to
         Article VI of the Harvest Natural Resources, Inc. 2004 Long Term Incentive Plan (the "Plan"), to the Optionee on September 15, 2005, a nonqualified stock option to purchase up to 165,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), at an exercise price of $10.80 per share (the "Option"). The Option granted hereunder is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The terms of the Option are subject to adjustment in certain circumstances, as provided in the Plan.

         The Optionee shall be required to pay no consideration for the grant of the Option, except for his agreement to serve as a Non-Employee Director, Employee or Consultant of the Company or any Subsidiary and other agreements set forth herein.

    2. Incorporation of Plan by Reference. The Option has been granted to the Optionee under the Plan, a copy of which is attached hereto. All of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference into this Stock Option Agreement (the "Agreement"). Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

    3. Vesting. Subject to all of the terms and conditions of the Plan and this Agreement, including acceleration of vesting in the event of a Change of Control or Total Disability, the Optionee may purchase up to:

               (i) one-third of the Shares subject to the Option upon exercise of the Option after the later of September 14, 2006, and the Stock Value Date;


               (ii) an additional one-third of the Shares subject to the Option upon exercise of the Option after the later of September 14, 2007, and the Stock Value Date; and

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               (iii) the remaining one-third of the Shares subject to the Option upon exercise of the Option after the later of September
                     14, 2008, and the Stock Value Date.


         The "Stock Value Date" is the first day after September 15, 2005, on which the average of the Closing Price of the Stock for ten (10) consecutive trading days equals or exceeds $20.00 per share. The "Closing Price of the Stock" means the final trading price per share of the Stock as reported in The Wall Street Journal listing of consolidation trading for New York Stock Exchange issues.

    4. Term and Termination of Service. The Option, to the extent it has not been previously exercised, shall expire at 5:00 p.m. (Central Time) on September 14, 2015 or, if earlier, at 5:00 p.m. (Central Time):

               (i) on the date 3 months after the Optionee ceases to be a Non-Employee Director, Employee or Consultant of the Company or any Subsidiary for any reason other than a Change of Control, Total Disability or death;

               (ii) on the date 12 months after the Optionee ceases to be a Non-Employee Director, Employee or Consultant of the Company or any Subsidiary by reason of Total Disability;

               (iii) on the date 12 months after the date of the Optionee's death who dies while in the service or employ of the Company or a Subsidiary or within 3 months after the termination of such employment or service; or

               (iv) on the date 12 months after the Optionee's termination of employment or service if such employment or service is terminated within 730 days after the effective date of a Change of Control.

         Except in the case of a termination subject to (ii) above, the Option shall be exercisable after the date of such termination of Optionee's service or employment only to the extent the Option was exercisable at the date of such termination. In the case of termination subject to
         (ii) above, any Options that are not exercisable shall become exercisable effective as of the termination date.

         The term and vesting schedule of the Option is also subject to Sections 4(a)(2), (3) and (4) of an Employment Agreement dated September 15, 2005 between the Company and the Optionee.

    5. Option Exercise. The Option may be exercised in whole or in part (to the extent then exercisable) by contacting the Company's designated agent for processing Option exercises. An Option exercise must be accompanied by payment in full of the exercise price (i) in cash, (ii) by means of a broker-assisted cashless exercise to the extent then permitted under rules and regulations adopted by the Committee, or
         (iii) in such other manner as may then be permitted under rules and regulations adopted by the Committee. As soon as practicable after the valid exercise of the Option, the Company shall deliver to

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         the Optionee one or more stock certificates representing the Shares so purchased, with any requisite legend affixed.

    6. Non-Transferability. No right or interest of the Optionee in the Option shall be pledged, encumbered, or hypothecated to or in favor of any third party or shall be subject to any lien, obligation, or liability of the Optionee to any third party. The Option shall not be transferable to any third party by the Optionee otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974 to an immediate family member, or (iii) to the extent authorized by the Committee, to an immediate family member of the Optionee who acquires the options from the Optionee through a gift.

    7. Compliance with Laws and Regulations. The obligation of the Company to deliver Shares upon the exercise of the Option is conditioned upon compliance by the Optionee and by the Company with all applicable laws and regulations, including regulations of federal and state agencies. If requested by the Company, the Optionee shall provide to the Company, as a condition to the valid exercise of the Option and the delivery of any certificates representing Shares, appropriate evidence, satisfactory in form and substance to the Company, that he is acquiring the Shares for investment and not with a view to the distribution of the Shares or any interest in the Shares, and a representation to the effect that the Optionee shall make no sale or other disposition of the Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without compliance with registration or other applicable requirements of federal and state laws and regulations, and
         (ii) all steps required to comply with such laws and regulations in connection with the sale or other disposition of the Shares have been taken and all necessary approvals have been received. The certificates representing the Shares may bear an appropriate legend giving notice of the foregoing restrictions on transfer of the Shares, and any other restrictive legend deemed necessary or appropriate by the Committee.

    8. Tax Withholding. Whenever Shares are to be delivered upon exercise of the Option, the Company shall be entitled to require as a condition of delivery or payment that the Optionee remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state, and local withholding tax requirements relating thereto. The Optionee will be entitled to elect to have the Company withhold from the Shares to be delivered upon the exercise of the Option, a sufficient number of such shares to satisfy the Optionee's minimum statutory federal, state, and local withholding tax obligations relating to the Option exercise to the extent then permitted under rules and regulations adopted by the Committee and in effect at the time of the exercise of the Option. In such case, the Shares withheld or the shares surrendered will be valued at the Fair Market Value at the time of the exercise of the Option.

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    9.   Optionee Bound by Plan. The Optionee hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Committee.

    10. Binding Effect: Integration: No Other Rights Created. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Option, and supersedes any prior agreements or documents with respect to the Option. No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Optionee with respect to the Option shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Optionee. Neither this Agreement nor the grant of the Option shall constitute an employment agreement, nor shall either confer upon the Optionee any right with respect to his continued status with the Company.


                                        HARVEST NATURAL RESOURCES, INC.



                                        BY:
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                                                 STEPHEN D. CHESEBRO'
                                                 CHAIRMAN OF THE BOARD


                                        OPTIONEE:



                                        James A. Edmiston III

                                        DATE:
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Attachment (copy of the Plan)





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